UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2009

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2009, Todd Swanson resigned as a member of our Board of Directors.

On February 11, 2009, Thomas Kaetzer and John Lovoi, our remaining directors, appointed Joshua L. Targoff to fill the vacancy created as a result of Mr. Swanson’s resignation. Set forth below is certain biographical information for Mr. Targoff:

Joshua L. Targoff, age 39, is the General Counsel of Third Point LLC. Prior to joining Third Point in May of 2008, he served in the legal department of Jefferies & Company, Inc. from 2003, where he was most recently a Senior Vice President and the General Counsel for Investment Banking. From 1996 to 2003, he was an associate at the Debevoise & Plimpton LLP law firm. He received a B.A. from Brown University in 1991 and a J.D. from Yale Law School in 1996.

Concurrent with his appointment, we entered into Indemnification Agreements with Mr. Targoff and each of our directors and officers, substantially in the form of exhibit 99.1 annexed hereto. Pursuant to such Indemnification Agreements and consistent with our bylaws, we have agreed to indemnify our officers and directors to the fullest extent permitted under Nevada law.

Item 9.01	Exhibits.

	Exhibit 99.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009	Baseline Oil & Gas Corp.

	By:	/s/ Patrick H. McGarey
		Name:	Patrick H. McGarey
		Title:	Chief Financial Officer

Exhibit Index

Exhibit 99.1	Form of Indemnification Agreement